                                                                    EXHIBIT 99.1

(AASTROM BIOSCIENCES LOGO)

FOR IMMEDIATE RELEASE

CONTACTS:         Kris M. Maly or
                  Becky Anderson
                  Investor Relations Department
                  Aastrom Biosciences, Inc.
                  Phone:  (734) 930-5777

                AASTROM BIOSCIENCES, INC. REPORTS FOURTH QUARTER
                                FINANCIAL RESULTS

ANN ARBOR, MICHIGAN, AUGUST 26, 2003 -- Aastrom Biosciences, Inc. (NasdaqSC:
ASTM) announced today financial results for the fourth quarter and fiscal year ended June 30, 2003. The Company also reported significant achievements during the last quarter and fiscal year, both clinically and operationally. For the quarter ended June 30, 2003, these achievements included:

      -     A strategic alliance with Musculoskeletal Transplant Foundation
            (MTF), the leading provider of allograft matrices to the orthopedic market, to jointly develop and commercialize innovative treatments for tissue regeneration, initially for bone grafting applications such as spinal fusions and large bone fractures, with further plans for use in the regeneration of joint cartilage

      - The award of three separate grants funded by the National Institutes of Health (NIH), to forward the development and refinement of Aastrom's proprietary cell production technology and related use of stem cells for medical treatments including the regeneration of tissue

      - A collaboration with Stanford University to develop a new immunotherapy approach for the treatment of Hodgkin's Disease and other cancers, such as leukemia and lymphoma

      - An agreement with Mathys Medical, Ltd. (Mathys) and Bergmannsheil University Clinic to begin the first collaborative European clinical trial using Aastrom's Tissue Repair Cells (TRCs) for bone graft applications

      - The receipt of another European patent, further protecting technology central to the key culture device components of the AastromReplicell(TM) System

      - The publication of encouraging cord blood clinical study results in Blood medical journal

In the first three quarters of the fiscal year, Aastrom announced other significant highlights including the following:

      COMMERCIALIZATION ACHIEVEMENTS:

      - Two marketing agreements, in Italy and in Turkey, that will expand the sales and marketing of Aastrom's Cell Production Products (CPP) product line to those countries

      - A three-year master supply agreement with Astro Instrumentation, L.L.C., to manufacture the Company's products, component parts, subassemblies and associated spare parts, used in the instrumentation platform of its AastromReplicell(TM) System

                                     -more-

                                                                   Aastrom-4th Q
                                                                 August 26, 2003
                                                                          Page 2

      COLLABORATION/PRODUCT ACHIEVEMENTS:

      - The submission of the Company's Investigational New Drug (IND) application for its lead OCG-I bone graft trial to the U.S. Food & Drug Administration (FDA)

      - The publication of clinical results supporting the use of Aastrom's TRCs to safely generate bone growth in the April 2003 issue of the Journal of Bone and Mineral Research

      - The initiation of a collaborative agreement with Stanford University to conduct an immunotherapeutic vaccine clinical study combining Aastrom's dendritic cell vaccine technology with Stanford's cancer antigen technology to produce an experimental cell-based treatment for cancer patients with multiple myeloma

      FINANCIAL ACHIEVEMENTS:

      - The initiation of analyst coverage on Aastrom by Sherry Grisewood, CFA, of J.M. Dutton & Associates, an investment research firm that does not provide investment-banking services to the Company; since the initial report dated October 31, 2002, Ms. Grisewood has consistently issued periodic research updates on the Company available on the J.M. Dutton & Associates website at www.jmdutton.com

      - The awarding of approximately $0.9 million of a collaborative grant by the Defense Advanced Research Projects Agency, providing funding over an 18-month period for the research and development of a bioreactor system to engineer human stem cells into an artificial immune system

      OPERATIONAL ACHIEVEMENTS:

      - The appointments of Alan M. Wright to the position of Senior Vice President Administrative and Financial Operations and Chief Financial Officer, and Robert J. Bard, JD, to the position of Vice President Regulatory Affairs and Quality Systems, strengthening Aastrom's management team

      - The installation of the AastromReplicell(TM) System platform along with various related patient-specific cell production kits in 15 sites throughout Europe and the United States, up from 8 in 2002

For the quarter, Aastrom reported financial results that were consistent with the Company's fiscal year operational plan, including a net loss of $2.7 million, or $.05 per share, compared to a net loss of $2.0 million, or $.04 per share in 2002. For the fiscal year ended June 30, 2003, the Company reported a net loss of $9.6 million, or $.19 per share, compared to $7.9 million, or $.19 per share for the same period in 2002. Total revenue, consisting of product sales and rentals in Europe, as well as grants for the quarter ended June 30, 2003 remained unchanged from the same period in 2002 at $0.2 million, while total revenue for the twelve months ended June 30, 2003 was $0.8 million compared to $0.9 million for the same period in 2002. Total costs and expenses for the quarter ended June 30, 2003 were $2.9 million, compared to $2.2 million in 2002, while the total costs and expenses for the twelve months ended June 30, 2003 increased to $10.6 million, compared to $9.2 million in 2002.

Expenses reflect increases in cost of sales and rentals to $13 thousand and $0.1 million for the quarter and twelve months ended June 30, 2003, from $0 for the same periods in 2002. The non-cash provision for obsolete and excess inventory increased to $0.3 and $0.7 million for the quarter and twelve months ended June 30, 2003, from $56 thousand and $0.2 million for the same periods in 2002. Research and development expenses for the quarter ended June 30, 2003 increased slightly

                                     -more-

                                                                   Aastrom-4th Q
                                                                 August 26, 2003
                                                                          Page 3

to $1.5 million, from $1.4 million for the same period in 2002, and increased slightly to $5.6 million for the twelve months ended June 30, 2003, compared to $5.4 million for the same period in 2002. Selling, general and administrative expenses increased to $1.1 million for the quarter ended June 30, 2003 compared to $0.8 million for the same period in 2002, and increased to $4.0 million for the twelve months ended June 30, 2003, from $3.5 million for the same period in 2002. Increases in selling, general and administrative expenses resulted from continued expansion of marketing activities in Europe to further our commercialization efforts and additional capital raising expenses not related to specific transactions. Selling, general and administrative expenses for fiscal year ended June 30, 2003 also includes a non-cash charge of $0.3 million relating to certain warrants issued for investment banking services and public and investor relations services.

"The final quarter of fiscal 2003 featured key accomplishments that illustrate both the progress that has been made and the direction in which Aastrom is now heading," said Alan M. Wright, Senior Vice President Administrative and Financial Operations and Chief Financial Officer of Aastrom. "Our plan to direct our bone marrow stem cell technology to new tissue regeneration markets has received significant recognition, especially in regard to our exciting new bone graft product alliance with MTF and our clinical trial collaboration in Europe with Mathys."

Aastrom raised capital totaling $7.6 million and $10 million, respectively, for the three- and twelve- month periods ended June 30, 2003, through periodic sales of the Company's stock from previously registered shelf offerings and a private placement.

"Operationally, we are in our strongest financial position in several years, with sufficient funds on hand to secure planned operations through fiscal 2004. All of these developments - clinical and operational - have combined to support the interests of our shareholders by moving Aastrom to an improved liquidity position which provides essential fiscal stability to our operations, customers, and the financial markets," continued Wright. "As always, the Company appreciates and respects the loyalty of its shareholders, and will continue to strive to build on our past accomplishments."

ABOUT AASTROM BIOSCIENCES, INC.

Aastrom Biosciences, Inc. (NasdaqSC: ASTM) is a late-stage development company focused on human cell-based therapies. The AastromReplicell(TM) System - a patented, integrated system of instrumentation and single-use consumable kits for the production of patient-specific cells - is the Company's core technology for its Prescription Cell Products (PCP) business and its Cell Production Products (CPP) business. The principal focus of the PCP business is the repair or regeneration of tissue intended for large markets such as bone grafting, vascular systems and severe osteoporosis. The CPP business markets the AastromReplicell(TM) System to researchers and companies for their production of cells for clinical trials. These two businesses are intended to enable Aastrom to generate multiple paths to revenue. The initial commercial phase of the CPP business for dendritic cell production products is underway in Europe and the United States. For more information, visit Aastrom's website at www.aastrom.com.

This document contains forward-looking statements, including without limitation, statements concerning intended product development and commercialization objectives, potential product applications, and potential advantages of the AastromReplicell(TM) System, which involve certain risks and uncertainties. The forward-looking statements are also identified through use of the words "planned," "plans," "should" "plan," "intended," and other words of similar meaning. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the timing and results obtained from clinical trial and development activities, the results of sales activities, market conditions, the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

                          -- Financial Table Follows --

                                     -more-

                            AASTROM BIOSCIENCES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                             Quarter ended June 30,                Year ended June 30,
                                                         ------------------------------      ------------------------------
                                                             2002              2003              2002              2003
                                                         ------------      ------------      ------------      ------------
                                                                  (Unaudited)
REVENUES:
    Product sales and rentals ......................     $         --      $     16,000      $     80,000      $    314,000
    Grants and other ...............................          227,000           159,000           797,000           530,000
                                                         ------------      ------------      ------------      ------------
       Total revenues ..............................          227,000           175,000           877,000           844,000
COSTS AND EXPENSES:
    Cost of product sales and rentals ..............               --            13,000                --           145,000
    Cost of product sales and rentals -
      provision for obsolete and excess inventory ..           56,000           303,000           202,000           748,000
    Research and development .......................        1,386,000         1,479,000         5,428,000         5,647,000
    Selling, general and administrative ............          792,000         1,148,000         3,528,000         4,017,000
                                                         ------------      ------------      ------------      ------------
       Total costs and expenses ....................        2,234,000         2,943,000         9,158,000        10,557,000
OTHER INCOME .......................................           53,000            30,000           342,000           134,000
                                                         ------------      ------------      ------------      ------------
NET LOSS ...........................................     $ (1,954,000)     $ (2,738,000)     $ (7,939,000)     $ (9,579,000)
                                                         ============      ============      ============      ============
NET LOSS PER SHARE
    (Basic and Diluted) ............................     $       (.04)     $       (.05)     $       (.19)     $       (.19)
                                                         ============      ============      ============      ============
Weighted average number of common shares outstanding       43,727,000        58,945,000        42,121,000        50,984,000
                                                         ============      ============      ============      ============

CONSOLIDATED BALANCE SHEET DATA:

                                                     June 30, 2003
                                                     -------------
ASSETS:
    Cash and investments ........................     $10,512,000
    Other current assets ........................       1,341,000
    Property, net ...............................         302,000
                                                      -----------
       Total assets .............................     $12,155,000
                                                      ===========
LIABILITIES AND SHAREHOLDERS' EQUITY:
    Current liabilities .........................     $   580,000
    Shareholders' equity ........................      11,575,000
                                                      -----------
       Total liabilities and shareholders' equity     $12,155,000
                                                      ===========

                                     # # #